                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              MEDIANEWS GROUP, INC.

                                      AS OF

                               SEPTEMBER 23, 2004

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              MEDIANEWS GROUP, INC.

                                TABLE OF CONTENTS

ARTICLE                                                                                                            PAGE
-------                                                                                                            ----
ARTICLE I - STOCKHOLDERS.......................................................................................      1
         Section 1.        Certificates Representing stock.....................................................      1
         Section 2.        Stock Transfers.....................................................................      2
         Section 3.        Record Date For Stockholders........................................................      2
         Section 4.        Meaning of Certain Terms............................................................      3
         Section 5.        Stockholder Meetings................................................................      4
                (a)        Time................................................................................      4
                (b)        Place...............................................................................      4
                (c)        Call................................................................................      4
                (d)        Notice or Waiver of Notice..........................................................      5
                (e)        Stockholder List....................................................................      6
                (f)        Conduct of Meeting..................................................................      6
                (g)        Proxy Representation................................................................      7
                (h)        Quorum..............................................................................      7
                (i)        Stockholder Action Without a Meeting................................................      7

ARTICLE II - DIRECTORS.........................................................................................      8
         Section 1.        Functions and Definition............................................................      8
         Section 2.        Qualifications and Number...........................................................      8
         Section 3.        Election and Terms..................................................................      8
         Section 4.        Vacancies...........................................................................      9
         Section 5.        Meetings............................................................................      9
                (a)        Time................................................................................      9
                (b)        Place...............................................................................      9
                (c)        Call................................................................................      9
                (d)        Notice or Actual or Constructive Waiver.............................................      9
                (e)        Quorum and Action...................................................................     10
                (f)        Chairman of the Meeting.............................................................     10
         Section 6.        Removal of Directors................................................................     10
         Section 7.        Written Action......................................................................     11

ARTICLE III - OFFICERS.........................................................................................     11
         Section 1.        Appointment.........................................................................     11
                (a)        Chairman of the Board...............................................................     12
                (b)        Vice Chairman of the Board..........................................................     12
                (c)        President...........................................................................     12
                (d)        Executive Vice President and Vice Presidents........................................     12
                (e)        Secretary and Assistant Secretary...................................................     12

                                TABLE OF CONTENTS
                                   (CONTINUED)

ARTICLE                                                                                                            PAGE
-------                                                                                                            ----
                (f)        Chief Financial Officer, Treasurer and Assistant Treasurer..........................     13
         Section 2.        Term................................................................................     13
         Section 3.        Authority and Removal...............................................................     14

ARTICLE IV - DIRECTORS' COMMITTEES.............................................................................     14

ARTICLE V - CORPORATE SEAL.....................................................................................     15

ARTICLE VI - FISCAL YEAR.......................................................................................     15

ARTICLE VII - CONTROL OVER BYLAWS..............................................................................     15

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              MEDIANEWS GROUP, INC.

                            ARTICLE I - STOCKHOLDERS

      Section 1. Certificates Representing Stock. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-chairman of the Board of Directors, or by the President or a Vice-president and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

      Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements required by the Delaware General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

      The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the insurance of any such certificate or the issuance of any such new certificate.

      Section 2. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

      Section 3. Record Date For Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 4. Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Delaware General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, except as any provision of law may otherwise require. The Class A Common Stock, par value $0.001 per share, is referred to herein as the "Class A Common Stock".

      Section 5. Stockholder Meetings.

            (a) Time. The annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the Vice Chairman or by the Board of Directors. In lieu of an annual meeting, the directors may be elected by unanimous written consent of the stockholders. Directors may be elected by less than unanimous consent if all the directorships to which directors could be elected at an annual meeting are vacant and will be filled by such written consent.

            A special meeting may be called at any time by the Vice Chairman or the Board of Directors with the date and place of such meeting to be fixed in such call.

            (b) Place. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

            (c) Call. Annual meetings and special meetings may be called by the directors, by any officer instructed by the directors to call the meeting or by the holders of at least one-fourth (1/4) of the outstanding shares of the Class A Common Stock.

            (d) Notice or Waiver of Notice. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. Notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. Notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Delaware General Corporation Law. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

            (e) Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

            (f) Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, the President, an Executive Vice President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

            (g) Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

            (h) Quorum. The holders of three-fourths (3/4) of the outstanding shares of the Class A Common Stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

            (i) Stockholder Action Without a Meeting. Except as otherwise provided in the Certificate of Incorporation, whenever the stockholders are required or permitted to take any action at any annual or special meeting, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                             ARTICLE II - DIRECTORS

      Section 1. Functions and Definition. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation. The board of directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

      Section 2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole board shall be four
(4), elected as provided herein and as specified in the Corporation's Certificate of Incorporation. The number of directors may be increased or decreased only by amendment of these Bylaws. No person shall be a director who, directly or indirectly, as an employee, director, consultant, or in any other capacity, is engaged in any newspaper publishing business which is in direct competition with any newspaper published by the Corporation or any of its subsidiaries.

      Section 3. Election and Terms. Directors shall be elected at each annual meeting of the stockholders (or by written consent in accordance with Article I, Section 5 of these bylaws) and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Directors who are elected in the interim to fill vacancies shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation.

      Section 4. Vacancies. If a vacancy should be created on the Board for any reason, including, but not limited to, the death, disability, resignation or removal of a director, then such vacancy will promptly be filled by the shareholders at a special meeting called for that purpose (or by written consent in lieu of special meeting).

      Section 5. Meetings.

            (a) Time. Meetings of the Board of Directors shall be held at such times and places as the Board shall determine.

            (b) Place. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

            (c) Call. Special meetings may be called by or at the direction of the Chairman of the Board, if any, or the Vice-Chairman of the Board, or the President, or of any two (2) directors in office.

            (d) Notice or Actual or Constructive Waiver. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of a special meeting shall state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

            (e) Quorum and Action. Two-thirds (2/3) of the duly elected and qualified directors shall constitute a quorum, except when vacancies result in there being only one director, whereupon that one director in office shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Delaware General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Delaware General Corporation Law and those portions of these Bylaws which may govern a meeting of directors held to fill vacancies in the Board or which may govern the action of disinterested directors. Any member or members of the Board of Directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

            (f) Chairman of the Meeting. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. In his absence, the Vice-Chairman of the Board, if present and acting, shall preside at all meetings. Otherwise, the President if present and acting, or any other director chosen by the Board, shall preside.

      Section 6. Removal of Directors. Except as may otherwise be provided by the Delaware General Corporation Law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed: (a) without cause, only by the holders of a majority of the shares of the Class A Common Stock provided, however, if less than all of the directors are to be removed, no director may be removed without cause if the votes cast against his removal by the holders of the Class A Common Stock would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors; and (b) with cause, only by the affirmative vote of the holders of a majority of the shares of the Class A Common Stock at a special meeting of shareholders duly called for such purpose.

      Section 7. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board. Any action taken at any meeting of the Board of Directors at which a quorum was present, but at which an insufficient number of directors were present to meet any other voting requirements established in these Bylaws, may be approved by any absent director by a written consent joining in the action taken at such meeting, as reflected in the minutes thereof, which written consent joining in the action taken shall be filed with the minutes of the meeting; and any action so approved by a combination of those directors present at a meeting and those directors subsequently joining in by written consent shall be deemed to have been fully approved by all such directors to the same extent and effect as if they had all been present at such meeting.

                             ARTICLE III - OFFICERS

      Section 1. Appointment. The officers of the Corporation shall consist of a President, Vice President, a Chief Financial Officer, a Secretary, and if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice President, one or more other Vice-Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the

Chairman or Vice Chairman need be a director. Any number of offices may be held by the same person, as the directors may determine.

            (a) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the directors, and shall have such other duties as shall be expressly delegated to him from time to time by the Board of Directors.

            (b) Vice Chairman of the Board. The Vice Chairman of the Board shall be the Chief Executive Officer of the Corporation. In the absence of the Chairman, he shall preside at all meetings of the shareholders and the directors. He shall manage the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall execute bonds, mortgages and other contracts except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other, officer or agent of the Corporation.

            (c) President. The President shall have such duties as shall be determined by the Chief Executive Officer.

            (d) Executive Vice President and Vice Presidents. The Executive Vice President of the Corporation shall perform all duties of the President in his absence, or as directed or delegated by the President. The Vice Presidents of the Corporation shall report directly to the Executive Vice President. In the event of absence of both the President and the Executive Vice President or as otherwise directed by the President, the Vice Presidents, in order of seniority, shall perform all duties of the President.

            (e) Secretary and Assistant Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by the President, by any person so directed by the President or by the directors or stockholders upon whose request the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the Corporation and shall affix the seal to all instruments requiring it, when authorized by the directors or the President, and attest the same. The Assistant Secretary shall perform all duties of the Secretary in his absence.

            (f) Chief Financial Officer, Treasurer and Assistant Treasurer. The Chief Financial Officer shall keep all and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, and whenever they may require it, account of all his transactions as treasurer and of the financial condition of the Corporation. He shall, unless otherwise determined by the directors, have charge of the original stock books, transfer books and stock ledgers and act as transfer agent in respect to the stock and securities of the Corporation and he shall perform all of the other duties incident to the office of Chief Financial Officer. The Treasurer (or in his absence, any Assistant Treasurer) shall perform all duties of the Chief Financial Officer in his absence.

      Section 2. Term. Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of

Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

      Section 3. Authority and Removal. All officers of the Corporation shall have such authority and perform such duties as shall be prescribed in these Bylaws and the resolutions of the Board of Directors, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent herewith. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                       ARTICLE IV - DIRECTORS' COMMITTEES

      The Board of Directors, by a resolution adopted by the unanimous vote of all directors then serving on the Board of Directors, may designate two directors to constitute an Executive Committee. Members of the Executive Committee shall serve until removed, until their successors are designated or until the Executive Committee is dissolved by the Board of Directors. All vacancies which may occur in the Executive Committee shall be filled by the Board of Directors by the unanimous vote of all directors then serving on the Board of Directors (provided that any director who is elected to fill a vacancy on the Executive Committee must have been nominated as a director by the same group of shareholders as the former director whose position he is filling). The Executive Committee shall, by unanimous action of all of its members, be empowered to take all acts which a board committee may take under Section 141(c) of the Delaware General Corporation Law, including, without limitation, the power to declare dividends, authorize the issuance of stock and authorize certain mergers as described therein, except as the same may be limited by resolution of the Board of Directors. The Executive

Committee shall meet at such times as it may determine, may make its own rules for the holding and conduct of its meetings, the notice thereof required, and the keeping of its records.

                           ARTICLE V - CORPORATE SEAL

      The corporate seal shall be in such form as the Board of Directors shall prescribe.

                            ARTICLE VI - FISCAL YEAR

      The fiscal year of the Corporation shall be the year ending June 30th.

                       ARTICLE VII - CONTROL OVER BYLAWS

      Subject to the provisions of the Certificate of Incorporation and the provisions of the Delaware General Corporation Law, the power to amend, alter or repeal these Bylaws and to adopt new Bylaws may be exercised by the unanimous vote of all directors then serving on the Board of Directors or by the affirmative vote of the holders of at least three-fourths of the shares of the Class A Common Stock.